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                                                                    Exhibit 23.1


                      [PricewaterhouseCoopers Letterhead]



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2000 relating to the financial statements, which appear in deCODE's Registration Statement of Form S-1 for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers ehf
Reykjavik, Iceland
March 13, 2001



/s/ Valdimar Guonason
----------------------------
Valdimar Guonason